UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 6, 2012

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Supplemental Indenture for 6 3/4% Senior Subordinated Notes due 2014

On November 6, 2012, Stone Energy Corporation (the “Company”) announced that approximately $136.1 million, or approximately 68%, of the Company’s $200 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2014 (the “2014 Notes”) were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 5, 2012 pursuant to its previously announced tender offer and consent solicitation, which commenced on October 22, 2012. In addition, on November 8, 2012, Stone accepted all such 2014 Notes for payment, and later that day Stone made payment of approximately $140.5 million for the 2014 Notes. The tender offer will expire November 20, 2012, unless extended by the Company in its sole discretion. The Company intends to redeem on or about December 17, 2012 all outstanding 2014 Notes not tendered prior to the expiration of the tender offer.

On November 6, 2012, the Company, its wholly owned subsidiary, Stone Energy Offshore, L.L.C. (“Stone Offshore”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into the second supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Company’s 2014 Notes following receipt of the requisite consents of the holders of the 2014 Notes. The Second Supplemental Indenture eliminates substantially all of the restrictive covenants and certain event of default provisions in the indenture governing the 2014 Notes. The Second Supplemental Indenture became operative upon the purchase by the Company of a majority of the outstanding 2014 Notes on November 8, 2012 pursuant to its tender offer.

The foregoing description of the Second Supplemental Indenture is a summary and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Second Supplemental Indenture for 7.500% Senior Notes due 2022

On November 8, 2012, the Company completed the public offering of $300 million aggregate principal amount of 7.500% Senior Notes due 2022 (the “2022 Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by Stone Offshore and by certain future restricted subsidiaries of the Company (collectively, the “Subsidiary Guarantors”).

The terms of the 2022 Notes are governed by the indenture dated as of January 26, 2010 (the “Base Indenture”), among the Company, Stone Offshore, and the Trustee, as amended and supplemented by the second supplemental indenture, dated as of November 8, 2012, among the Company, Stone Offshore and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The 2022 Notes will mature on November 15, 2022, and interest is payable on the 2022 Notes on each May 15 and November 15, commencing on May 15, 2013. The Company may redeem some or all of the 2022 Notes at any time on or after November 15, 2017 at the redemption prices specified in the Indenture, and it may redeem some or all of the 2022 Notes prior to November 15, 2017 at a “make-whole” redemption price as specified in the Indenture. The Company may also redeem up to 35% of the 2022 Notes prior to November 15, 2015 with cash proceeds from certain equity offerings at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company sells certain assets and does not reinvest the proceeds or repay senior indebtedness, or if the Company experiences certain changes of control, each as described in the Indenture, the Company must offer to repurchase the 2022 Notes.

The 2022 Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior indebtedness, and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness, including the 2014 Notes that remain outstanding. The 2022 Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness (including all of the Company’s borrowings under the Company’s bank credit facility) and are structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that is not also a guarantor of the 2022 Notes.

The Indenture limits the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness; (ii) make certain investments or pay dividends or distributions on equity or purchase, redeem or retire equity; (iii) sell assets, including equity of the Restricted Subsidiaries; (iv) restrict dividends or other payments by Restricted Subsidiaries; (v) create liens that secure indebtedness; (vi) enter into transactions with affiliates; and (vii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including:

•	default in any payment of interest on any 2022 Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any 2022 Note when due;

•	failure by the Company or any Subsidiary Guarantor to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $20.0 million or more;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•

failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $20.0 million within 60 days; and

•

any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by the maker of such Subsidiary Guarantee.

If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding 2022 Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the 2022 Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

Other material terms of the 2022 Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement, dated October 23, 2012, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 24, 2012.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the 2022 Notes are summaries and are qualified in their entirety by reference to such Base Indenture and Supplemental Indenture (including the form of 2022 Notes attached thereto). A copy of the Base Indenture was attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 29, 2010 and is incorporated herein by reference. A copy of the Supplemental Indenture (including the form of 2022 Notes attached thereto) is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

The Company and Stone Offshore registered the sale of the 2022 Notes and the underlying guarantees with the Commission pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-184532) that became effective upon filing on October 22, 2012 (the “Registration Statement”). The Company received net proceeds from the offering of the 2022 Notes of approximately $288 million, after deducting underwriting discounts and commissions and estimated expenses. The Company used approximately $140.5 million of the net proceeds to fund the initial settlement of the 2014 Notes and intends to use the remaining proceeds to redeem any of the 2014 Notes not acquired in its pending tender offer and for general corporate purposes.

As previously reported, on October 23, 2012, the Company and Stone Offshore entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein, in connection with the underwritten public offering of the 2022 Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Second Supplemental Indenture for the 2014 Notes contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

4.1	Second Supplemental Indenture, dated as of November 6, 2012, to the Indenture, dated as of December 15, 2004, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Second Supplemental Indenture, dated as of November 8, 2012, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 7.500% Senior Notes due 2022 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 8, 2012	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of November 6, 2012, to the Indenture, dated as of December 15, 2004, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Second Supplemental Indenture, dated as of November 8, 2012, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 7.500% Senior Notes due 2022 (included in Exhibit 4.2).